NETSTREIT REPORTS SECOND QUARTER 2026 FINANCIAL AND OPERATING RESULTS

– Net Income of $0.06 and Adjusted Funds from Operations ("AFFO") of $0.35 Per Diluted Share –

– Completed Strong Gross Investment Activity of $298.9 Million at 7.4% Blended Cash Yield –

– Increases 2026 AFFO Per Share Guidance to a New Range of $1.37 to $1.39 –

– Increases 2026 Net Investment Guidance Range to $700 Million to $800 Million –

– Increases Quarterly Dividend by 2.3% to $0.225 Per Share –

– $184.4 Million of Forward Equity Sales During the Quarter –

Dallas, TX – July 22, 2026 – NETSTREIT Corp. (NYSE: NTST) (the “Company”) today announced financial and operating results for the second quarter ended June 30, 2026.

“I am pleased to report another solid quarter of gross investment activity at attractive yields as the net lease marketplace remains highly favorable for our opportunity set. Our 100% occupied portfolio remains healthy and continues to produce stable and growing cash flows. Given the excellent condition of our balance sheet, which was bolstered by additional forward equity sales in the quarter, we are increasing both our 2026 net investment guidance and the midpoint of our 2026 AFFO per share guidance,” said Mark Manheimer, Chief Executive Officer of NETSTREIT.

SECOND QUARTER 2026 HIGHLIGHTS

The following tables summarizes the Company's select financial results1 for the three and six months ended June 30, 2026.

	Three Months Ended June 30,
	2026	2025	% Change
	(Unaudited)
Net Income per Diluted Share	$0.06	$0.04	50.0%
Funds from Operations per Diluted Share	$0.34	$0.31	9.7%
Core Funds from Operations per Diluted Share	$0.33	$0.31	6.5%
Adjusted Funds from Operations per Diluted Share	$0.35	$0.33	6.1%

	Six Months Ended June 30,
	2026	2025	% Change
	(Unaudited)
Net Income per Diluted Share	$0.12	$0.06	100.0%
Funds from Operations per Diluted Share	$0.65	$0.60	8.3%
Core Funds from Operations per Diluted Share	$0.66	$0.61	8.2%
Adjusted Funds from Operations per Diluted Share	$0.68	$0.65	4.6%

1.Funds from operations ("FFO"), core funds from operations ("Core FFO"), and adjusted funds from operations ("AFFO") are non-GAAP financial measures. See "Non-GAAP Financial Measures."

INVESTMENT ACTIVITY

The following tables summarize the Company's investment, disposition, and loan repayment activities (dollars in thousands) for the three and six months ended June 30, 2026.

	Three Months Ended June 30, 2026		Six Months Ended June 30, 2026
	Number of Investments	Amount	Number of Investments	Amount
Investments	93	$298,857	151	$537,821
Less Dispositions	16	49,143	21	57,992
Less Loan Repayments[1]	22	20,093	29	36,909
Net Investment Activity		$229,621		$442,920

Investment Activity
Cash Yield %		7.4%		7.4%
% of ABR derived from Investment Grade Tenants		30.3%		25.9%
% of ABR derived from Investment Grade Profile Tenants		14.6%		14.5%
Weighted Average Lease Term (years)		9.8		11.9

Disposition Activity
Cash Yield %[2]		6.8%		6.8%
Weighted Average Lease Term (years)		9.4		9.8

Loan Repayments
Cash Yield %		9.0%		9.1%

1.Amount includes mortgage loan sales and partial principal repayment of mortgage loan receivables.
2.Excludes vacant property sales.

The following table summarizes the Company's ongoing development projects and estimated development costs (dollars in thousands) as of and for the three months ended June 30, 2026.

Developments	Three Months Ended June 30, 2026
Amount Funded During the Quarter	$7,675

As of June 30, 2026
Number of Developments	5
Amount Funded to Date	$13,579
Estimated Funding Remaining on Developments	22,735
Total Estimated Development Cost	$36,313

PORTFOLIO UPDATE

The following table summarizes the Company's real estate portfolio (weighted by ABR, dollars in thousands) as of June 30, 2026.

As of June 30, 2026
Number of Investments	859
ABR	$231,426
States	46
Square Feet	15,418,621
Tenants	156
Industries	28
Occupancy	100.0%
Weighted Average Lease Term (years)	10.0
Investment Grade %	40.7%
Investment Grade Profile %	15.8%

CAPITAL MARKETS AND BALANCE SHEET

The following tables summarize the Company's leverage, liquidity, at-the-market equity program ("ATM") sales, and forward equity activity (dollars in thousands, except per share data) as of and for the three months ended June 30, 2026.

Leverage[1]	As of June 30, 2026
Net Debt / Annualized Adjusted EBITDAre	6.5x
Adjusted Net Debt / Annualized Adjusted EBITDAre	3.2x
Pro Forma Adjusted Net Debt / Annualized Adjusted EBITDAre	3.1x

Liquidity	As of June 30, 2026
Unused Unsecured Revolver Capacity	$301,350
Cash, Cash Equivalents and Restricted Cash	20,047
Net Value of Unsettled Forward Equity	714,176
Undrawn Term Loan Balance	50,000
Total Liquidity	$1,085,573
Subsequent ATM Sales(2)	4,481
Total Pro Forma Liquidity	$1,090,055

ATM Program
Shares Sold During Quarter	9,005,190
Weighted Average Price Per Share (Gross)	$20.48

Forward Equity Settlement Activity	As of June 30, 2026
Shares Settled During Quarter	4,264,947
Weighted Average Price Per Share	$16.60
Net Value of Settled Proceeds	$70,817

Unsettled Forward Equity
Shares Unsettled as of June 30, 2026	38,942,108
Weighted Average Price Per Share (Gross)	$19.00
Net Value of Unsettled Forward Equity as of June 30, 2026	$714,176

1.Net debt, adjusted net debt, pro forma adjusted net debt and annualized adjusted EBITDAre are non-GAAP financial measures. See "Non-GAAP Financial Measures."
2.Reflects 210,670 of shares sold in July 2026 on a forward basis at a weighted average net settlement price of $21.27 per share.

	As of June 30, 2026
Outstanding Forward Equity Offerings	Shares Remaining	Anticipated Net Proceeds Remaining
January 2024 Follow On	4,840,000	$81,232
Q1 2024 ATM	107,500	1,834
Q2 2024 ATM	1,635,600	27,897
Q3 2025 ATM	1,045,195	18,517
Q4 2025 ATM	5,725,592	101,705
Q1 2026 ATM	3,956,031	73,226
February 2026 Follow On	12,627,000	227,268
Q2 2026 ATM	9,005,190	182,497
Total	38,942,108	$714,176

SUBSEQUENT TO QUARTER END

In July 2026, the Company sold 210,670 shares at a weighted average gross price of $21.49 per share under the ATM Program on a forward basis.

DIVIDEND

On July 16, 2026, the Company’s Board of Directors declared a quarterly cash dividend of $0.225 per share for the third quarter of 2026. On an annualized basis, the dividend of $0.90 per share of common stock represents an increase of $0.02 per share over the prior annualized dividend. The dividend will be paid on September 15, 2026 to shareholders of record on September 1, 2026.

2026 GUIDANCE

The Company is increasing its full year 2026 AFFO per share guidance range to $1.37 to $1.39 from $1.36 to $1.39 and increasing net investment activity guidance to $700.0 million to $800.0 million from $550.0 million to $650.0 million. The Company now expects cash G&A to range between $16.5 million to $17.0 million (exclusive of transaction costs and severance payments). In addition, the Company's AFFO per share guidance now includes $0.05 to $0.08 per share of estimated dilution (or 3.6 million to 5.9 million shares) vs. the prior range of $0.03 to $0.06 per share due to the impact of the Company's outstanding forward equity calculated in accordance with the treasury stock method.

The Company's 2026 guidance is based on a number of assumptions that are subject to change and many of which are outside the Company's control. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurance that the Company will achieve these results.

AFFO is a non-GAAP financial measure. The Company does not provide a reconciliation of such forward-looking non-GAAP measure to the most directly comparable financial measures calculated and presented in accordance with GAAP because to do so would be potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

EARNINGS CONFERENCE CALL

A conference call will be held on Thursday, July 23, 2026 at 11:00 AM ET. During the conference call the Company’s officers will review second quarter 2026 performance, discuss recent events, and conduct a question and answer period.

The webcast will be accessible on the “Investor Relations” section of the Company’s website at www.NETSTREIT.com. To listen to the live webcast, please go to the site at least 15 minutes prior to the scheduled start time to register, as well as download and install any necessary audio software.

The conference call can also be accessed by dialing 1-877-451-6152 for domestic callers or 1-201-389-0879 for international callers. A dial-in replay will be available starting shortly after the call until August 6, 2026, which can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for this dial-in replay is 13761592.

SUPPLEMENTAL PACKAGE

The Company’s supplemental package will be available prior to the conference call in the Investor Relations section of the Company’s website at www.investors.netstreit.com.

About NETSTREIT Corp.

NETSTREIT Corp. is an internally managed real estate investment trust (REIT) based in Dallas, Texas that specializes in acquiring single-tenant net lease retail properties nationwide. The growing portfolio consists of high-quality properties leased to e-commerce resistant tenants with healthy balance sheets. Led by a management team of seasoned commercial real estate executives, NETSTREIT’s strategy is to create the highest quality net lease retail portfolio in the country with the goal of generating consistent cash flows and dividends for its investors.

Investor Relations
ir@netstreit.com
972-694-3066

NON-GAAP FINANCIAL MEASURES

This press release contains non-GAAP financial measures, including FFO, Core FFO, AFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Annualized Adjusted EBITDAre, Property-Level NOI, Property-Level Cash NOI, Property-Level Cash NOI - Estimated Run Rate, Net Debt, Adjusted Net Debt, and Pro Forma Net Debt. A reconciliation of each non-GAAP financial measure to the most comparable GAAP measure, and definitions of each non-GAAP measure, are included below.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements concerning our business and growth strategies, investment, financing and leasing activities, including estimated development costs, trends in our business, including trends in the market for single-tenant, retail commercial real estate, and our 2026 guidance. Words such as “expects,” “anticipates,” “intends,” “plans,” “likely,” “will,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such statements included in this press release may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. For a further discussion of these and other factors that could impact future results, performance or transactions, see the information under the heading “Risk Factors” in our Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission (the “SEC”) on February 10, 2026 and other reports filed with the SEC from time to time.  Forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release. New risks and uncertainties may arise over time and it is not possible for us to predict those events or how they may affect us. Many of the risks identified herein and in our periodic reports have been and will continue to be heightened as a result of the ongoing and numerous adverse effects arising from macroeconomic conditions, including inflation, interest rates and instability in the banking system. We expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by law.

NETSTREIT CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	June 30, 2026	December 31, 2025
Assets
Real estate, at cost:
Land	$934,125	$772,417
Buildings and improvements	1,811,936	1,590,714
Total real estate, at cost	2,746,061	2,363,131
Less accumulated depreciation	(222,008)	(188,858)
Property under development	13,499	5,500
Real estate held for investment, net	2,537,552	2,179,773
Assets held for sale	52,085	40,976
Mortgage loans receivable, net	151,437	142,464
Cash, cash equivalents, and restricted cash	20,047	14,467
Lease intangible assets, net	196,277	173,440
Other assets, net	78,730	63,076
Total assets	$3,036,128	$2,614,196
Liabilities and equity
Liabilities:
Term loans, net	$1,192,973	$1,093,331
Revolving credit facility	198,500	—
Mortgage note payable, net	7,791	7,814
Lease intangible liabilities, net	15,667	16,910
Liabilities related to assets held for sale	1,022	1,016
Accounts payable, accrued expenses, and other liabilities	40,583	42,559
Total liabilities	1,456,536	1,161,630
Commitments and contingencies
Equity:
Stockholders’ equity
Common stock, $0.01 par value, 400,000,000 shares authorized; 101,526,575 and 93,070,533 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	1,016	931
Additional paid-in capital	1,841,754	1,701,572
Distributions in excess of retained earnings	(282,998)	(251,926)
Accumulated other comprehensive income (loss)	12,648	(4,565)
Total stockholders’ equity	1,572,420	1,446,012
Noncontrolling interests	7,172	6,554
Total equity	1,579,592	1,452,566
Total liabilities and equity	$3,036,128	$2,614,196

NETSTREIT CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues
Rental revenue (including reimbursable)	$57,822	$45,158	$111,849	$87,748
Interest income on loans receivable	2,906	3,128	5,941	6,203
Other revenue	556	—	556	245
Total revenues	61,284	48,286	118,346	94,196
Operating expenses
Property	5,717	4,484	11,121	9,287
General and administrative	5,841	5,475	11,596	10,644
Depreciation and amortization	25,807	21,506	50,270	42,429
Provisions for impairment	4,199	4,422	6,261	8,038
Transaction costs, net	6	73	(54)	120
Total operating expenses	41,570	35,960	79,194	70,518
Other (expense) income
Interest expense, net	(15,554)	(12,638)	(29,820)	(24,098)
Gain on sales of real estate, net	1,662	3,533	1,781	5,608
Loss on debt extinguishment	—	—	—	(46)
Other income (expense), net	567	81	1,001	(124)
Total other expense, net	(13,325)	(9,024)	(27,038)	(18,660)
Net income before income taxes	6,389	3,302	12,114	5,018
Income tax expense	(78)	(13)	(92)	(29)
Net income	6,311	3,289	12,022	4,989
Less: net income attributable to noncontrolling interests	26	17	50	26
Net income attributable to common stockholders	$6,285	$3,272	$11,972	$4,963
Amounts available to common stockholders per common share:
Basic	$0.06	$0.04	$0.12	$0.06
Diluted	$0.06	$0.04	$0.12	$0.06
Weighted average common shares:
Basic	97,354,281	81,895,840	96,454,101	81,770,860
Diluted	102,788,997	82,494,129	100,953,305	82,314,021

NETSTREIT CORP. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO FFO, CORE FFO AND ADJUSTED FFO
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income	$6,311	$3,289	$12,022	$4,989
Depreciation and amortization of real estate	25,729	21,433	50,116	42,283
Provisions for impairment	4,199	4,422	5,687	8,038
Gain on sales of real estate, net	(1,662)	(3,533)	(1,781)	(5,608)
FFO	34,577	25,611	66,044	49,702
Adjustments:
Non-recurring executive transition costs, severance, and related charges	—	3	—	79
Debt-related transaction costs	16	—	16	403
Other non-recurring gain	(375)	—	(375)	—
Other loss	—	—	574	—
Core FFO	34,218	25,614	66,259	50,184
Adjustments:
Straight-line rent adjustments	(2,281)	(1,183)	(4,434)	(2,137)
Amortization of deferred financing costs	972	744	1,943	1,408
Amortization of above/below-market assumed debt	28	29	57	57
Amortization of loan origination costs and discounts	(102)	27	(235)	(50)
Amortization of lease-related intangibles	112	(6)	159	(76)
Earned development interest	181	39	297	82
Capitalized interest expense	(102)	(38)	(190)	(88)
Non-cash interest expense	713	713	1,418	1,418
Non-cash compensation expense	1,752	1,521	3,441	2,909
AFFO	$35,491	$27,460	$68,715	$53,707

Weighted average common shares outstanding, basic	97,354,281	81,895,840	96,454,101	81,770,860
Operating partnership units outstanding	402,654	424,956	405,170	424,956
Unvested restricted stock units and LTIP Units	540,449	173,333	532,697	118,205
Unsettled shares under open forward equity contracts	4,491,613	—	3,561,337	—
Weighted average common shares outstanding, diluted	102,788,997	82,494,129	100,953,305	82,314,021

FFO per common share, diluted	$0.34	$0.31	$0.65	$0.60
Core FFO per common share, diluted	$0.33	$0.31	$0.66	$0.61
AFFO per common share, diluted	$0.35	$0.33	$0.68	$0.65

NETSTREIT CORP. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO EBITDA, EBITDAre AND ADJUSTED EBITDAre
(In thousands)
(Unaudited)

	Three Months Ended June 30,
	2026		2025
Net income	$6,311		$3,289
Depreciation and amortization of real estate	25,729		21,433
Amortization of lease-related intangibles	112		(6)
Non-real estate depreciation and amortization	75		73
Interest expense, net	15,554		12,638
Income tax expense	79		13
Amortization of loan origination costs and discounts	(102)		27
EBITDA	47,758		37,467
Adjustments:
Provisions for impairment	4,199		4,422
Gain on sales of real estate, net	(1,662)		(3,533)
EBITDAre	50,295		38,356
Adjustments:
Straight-line rent adjustments	(2,281)		(1,183)
Debt-related transaction costs	16		—
Non-recurring executive transition costs, severance and related charges	—		3
Other non-recurring gain	(375)		(229)
Other income, net	(474)		—
Transaction costs, net	6		73
Non-cash compensation expense	1,752		1,521
Adjustment for construction in process (1)	266		32
Adjustment for intraquarter investment activities (2)	3,796		252
Adjusted EBITDAre	$53,001		$38,825
Annualized Adjusted EBITDAre (3)	$212,004

Net Debt	As of June 30, 2026
Principal amount of total debt	$1,406,457
Less: Cash, cash equivalents and restricted cash	(20,047)		20047000
Net Debt	1,386,410
Less: Net value of unsettled forward equity (4)	(714,176)
Adjusted Net Debt	$672,234
Less: Subsequent ATM Sales (5)	(4,481)
Pro Forma Adjusted Net Debt	$667,753

Leverage
Net Debt / Annualized Adjusted EBITDAre	6.5	x
Adjusted Net Debt / Annualized Adjusted EBITDAre	3.2	x
Pro Forma Adjusted Net Debt / Annualized Adjusted EBITDAre	3.1	x

1.Adjustment reflects the estimated cash yield on developments in process as of June 30, 2026.
2.Adjustment assumes all re-leasing activity, investments in and dispositions of real estate, including any developments completed during the three months ended June 30, 2026, had occurred on April 1, 2026.
3.We calculate Annualized Adjusted EBITDAre by multiplying Adjusted EBITDAre by four.
4.Reflects 38,942,108 of unsettled forward equity shares at the June 30, 2026, weighted average net settlement price of $18.34 per share.
5.Reflects 210,670 of shares sold on a forward basis at a weighted average net settlement price of $21.27 per share.

NETSTREIT CORP. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO NOI, PROPERTY-LEVEL CASH NOI, AND PROPERTY-LEVEL
CASH NOI - ESTIMATED RUN RATE
(in thousands)
(Unaudited)

	Three Months Ended June 30,
	2026	2025
Net income	$6,311	$3,289
General and administrative	5,841	5,475
Depreciation and amortization	25,807	21,506
Provisions for impairment	4,199	4,422
Transaction costs, net	6	73
Interest expense, net	15,554	12,638
Gain on sales of real estate, net	(1,662)	(3,533)
Income tax expense	78	13
Amortization of loan origination costs and discounts	(102)	27
Interest income on mortgage loans receivable	(2,906)	(3,128)
Other income, net	(908)	(337)
Property-Level NOI	52,218	40,445
Straight-line rent adjustments	(2,281)	(1,183)
Amortization of lease-related intangibles	112	(6)
Property-Level Cash NOI	$50,049	$39,256
Adjustment for intraquarter acquisitions, dispositions, and completed development(1)	3,356
Property-Level Cash NOI Estimated Run Rate	$53,405

1.Adjustment assumes all re-leasing activity, investments in and dispositions of real estate, including any developments completed during the three months ended June 30, 2026, had occurred on April 1, 2026.

NON-GAAP FINANCIAL MEASURES

FFO, Core FFO, and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”), an industry trade group, has promulgated a widely accepted non-GAAP financial measure of operating performance known as FFO. Our FFO is net income in accordance with GAAP, excluding gains (or losses) resulting from dispositions of properties, plus depreciation and amortization and impairment charges on depreciable real property.

Core FFO is a non-GAAP financial measure defined as FFO adjusted to exclude infrequent and unusual items not expected to impact our operating performance on an ongoing basis. These include executive transition costs, severance, and related charges, debt-related transaction costs, and other non-core losses (gains) as they occur.

AFFO is a non-GAAP financial measure defined as Core FFO adjusted for GAAP net income related to non-cash revenues and expenses, such as straight-line rent, amortization of above- and below-market lease-related intangibles, amortization of lease incentives, capitalized interest expense and earned development interest, non-cash interest expense, non-cash compensation expense, amortization of deferred financing costs, amortization of above/below-market assumed debt, and amortization of loan origination costs.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values historically have risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation and valuation adjustments from net income. We consider FFO to be useful in evaluating potential property acquisitions and measuring operating performance.

We further consider FFO, Core FFO, and AFFO to be useful in determining funds available for payment of distributions. FFO, Core FFO, and AFFO do not represent net income or cash flows from operations as defined by GAAP. You should not consider FFO, Core FFO, and AFFO to be alternatives to net income as a reliable measure of our operating performance nor should you consider FFO, Core FFO, and AFFO to be alternatives to cash flows from operating, investing, or financing activities (as defined by GAAP) as measures of liquidity.

FFO, Core FFO, and AFFO do not measure whether cash flow is sufficient to fund our cash needs, including debt service obligations, capital improvements, and distributions to stockholders. FFO, Core FFO, and AFFO do not represent cash flows from operating, investing, or financing activities as defined by GAAP. Further, FFO, Core FFO, and AFFO as disclosed by other REITs might not be comparable to our calculations of FFO, Core FFO, and AFFO.

EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre

We compute EBITDA as earnings before interest expense, income tax expense, and depreciation and amortization. In 2017, NAREIT issued a white paper recommending that companies that report EBITDA also report EBITDAre. We compute EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDAre as EBITDA (as defined above) excluding gains (or losses) from the sales of depreciable property and impairment charges on depreciable real property.

Adjusted EBITDAre is a non-GAAP financial measure defined as EBITDAre further adjusted to exclude straight-line rent, non-cash compensation expense, executive transition costs, severance, and related charges, debt related transaction costs, transaction costs, other non-recurring losses (gains), other non-recurring expenses (income), including lease termination fees, as well as adjustments for construction in process and for intraquarter activities. Annualized Adjusted EBITDAre is Adjusted EBITDAre multiplied by four.

We present EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre as they are measures commonly used in our industry. We believe that these measures are useful to investors and analysts because they provide supplemental information concerning our operating performance, exclusive of certain non-cash items and other costs. We use EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre as measures of our operating performance and not as measures of liquidity.

EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre

may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

Net Debt, Adjusted Net Debt, and Pro Forma Adjusted Net Debt

We calculate Net Debt as the principal amount of our total debt outstanding, excluding deferred financing costs, net discounts, and debt issuance costs, less cash, cash equivalents, and restricted cash available for future investment.

We then adjust Net Debt by the net value of unsettled forward equity as of period end to derive Adjusted Net Debt. Further, we adjust Adjusted Net Debt by the value of any unsettled forward equity and at-the-market sales occurring subsequent to the period to derive Pro Forma Adjusted Net Debt.

We believe excluding cash, cash equivalents, and restricted cash available for future investment from the principal amount of our total debt outstanding, together with the exclusion of the net value of unsettled forward equity as of period end and the net value of unsettled forward equity and at-the-market sales subsequent to the period, all of which could be used to repay debt, provides a useful estimate of the net contractual amount of borrowed capital to be repaid. We believe these adjustments are additional beneficial disclosures to investors and analysts.

Property-Level NOI, Property-Level Cash NOI, and Property-Level Cash NOI - Estimated Run Rate

Property-Level NOI, Property-Level Cash NOI, and Property-Level Cash NOI - Estimated Run Rate are non-GAAP financial measures which we use to assess our operating results. We compute Property-Level NOI as net income (computed in accordance with GAAP), excluding general and administrative expenses, interest expense, net, income tax expense, amortization of loan origination costs and discounts, transaction costs, depreciation and amortization, gains (or losses) on sales of depreciable property, real estate impairment losses, interest income on mortgage loans receivable, debt-related transaction costs, and other expense (income), net, including lease termination fees. We further adjust Property-Level NOI for non-cash revenue components of straight-line rent and amortization of lease-intangibles to derive Property-Level Cash NOI. We further adjust Property-Level Cash NOI for intraquarter acquisitions, dispositions, and completed development to derive Property-Level Cash NOI - Estimated Run Rate. We believe Property-Level NOI, Property-Level Cash NOI, and Property-Level Cash NOI - Estimated Run Rate provide useful and relevant information because they reflect only those income and expense items that are incurred at the property level and present such items on an unlevered basis.

Property-Level NOI, Property-Level Cash NOI, and Property-Level Cash NOI - Estimated Run Rate are not measurements of financial performance under GAAP and may not be comparable to similarly titled measures of other companies. You should not consider our measures as alternatives to net income or cash flows from operating activities determined in accordance with GAAP.

OTHER DEFINITIONS

ABR is annualized base rent for all leases that commenced and annualized cash interest for all executed mortgage loans as of period end.

Cash Yield is the annualized base rent contractually due from acquired properties and completed developments, and interest income from mortgage loans receivable, divided by the gross investment amount, gross proceeds in the case of dispositions, or loan repayment amount.

Investments are lease agreements in place at owned properties, properties that have leases associated with mortgage loans receivable, developments where rent commenced, interest earning developments, or in the case of master lease arrangements each property under the master lease is counted as a separate lease.

Investment Grade are investments, or investments that are subsidiaries of a parent entity, with a credit rating of BBB- (S&P/Fitch), Baa3 (Moody's) or NAIC2 (National Association of Insurance Commissioners) or higher.

Investment Grade Profile are investments with investment grade credit metrics (more than $1.0 billion in annual sales and a debt to adjusted EBITDA ratio of less than 2.0x), but do not carry a published rating from S&P, Fitch, Moody's, or NAIC.

Occupancy is expressed as a percentage, and is the number of leased investments divided by the total number of investments owned, excluding properties under development.

Weighted Average Lease Term is weighted by the annualized base rent, excluding lease extension options and investments associated with mortgage loans receivable.